Exhibit 99.1
PRESS RELEASE
Contacts:
Jack Howarth, Vice President, Investor Relations
908-429-8350
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
SECOND QUARTER 2009 FINANCIAL RESULTS
•	Strong Cash flow from operations of $101 million

•	$152 million in debt repayment

•	acceleration of acquisition synergies
BRISTOL, TENNESSEE, August 6, 2009 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $445 million during the second quarter ended June 30, 2009, compared to $397 million in the second quarter of 2008. The Company reported a net income of $38 million and diluted earnings per share of $0.15 during the second quarter of 2009, compared to net income of $41 million and diluted earnings per share of $0.17 in the second quarter of the prior year. Excluding certain special items and recurring non-GAAP adjustments, adjusted net income equaled $80 million and adjusted diluted earnings per share equaled $0.32 during the second quarter ended June 30, 2009, compared to adjusted net income of $87 million and adjusted diluted earnings per share of $0.35 in the second quarter of 2008.
Similar to its financial reporting in prior years, King reports financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”) and also adjusted financial results. However, beginning with the first quarter of 2009, King’s adjusted financial results exclude the amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. For more information, see the “About Adjusted Financial Results” paragraph below.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “Today’s announcement of strong second quarter earnings underscores the successful and rapid integration of the Alpharma acquisition.” Mr. Markison continued, “More importantly, we believe we are moving closer to an EMBEDA™ approval and recently defined a clear regulatory path forward for REMOXY®. We also remain excited about the prospects for ACUROX®, and look forward to meeting with the FDA next month. We believe that all three of these products represent a potential first in class opioid formulation designed to deter some of the more common forms of misuse and abuse.”
Joseph Squicciarino, King’s Chief Financial Officer, stated, “We continue to execute on our growth strategy for the company and remain on target to deliver results consistent with our previously stated guidance. Of particular importance, the Company repaid a total of $152 million of principal during the second quarter on the $625 million of long-term debt we incurred in connection with the Alpharma acquisition, bringing the total debt repayment thus far to $200 million. Our cash flow from operations was $101 million during the second quarter of 2009 despite $44 million in restructuring payments made during the quarter, and we are on track to achieve $80 million in synergies this year from the Alpharma acquisition. These synergies, achieved earlier than anticipated, will allow us to reduce this year’s selling, general and administrative expense by $20 million to a range of $540 to $560 million.”
As of June 30, 2009, the Company’s cash and cash equivalents totaled approximately $442 million.
Net revenue from branded pharmaceuticals totaled $275 million for the second quarter of 2009, compared to $316 million during the second quarter of 2008. The decrease in revenues was primarily due to the market entry of generic substitutes for ALTACE® (ramipril) beginning in December 2007.
Net sales of SKELAXIN® (metaxalone) totaled $102 million during the second quarter of 2009, compared to $107 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $49 million during the second quarter of 2009, compared to $64 million during the second quarter of 2008.
Net sales of AVINZA® (morphine sulfate extended release) totaled $29 million during the second quarter of 2009, compared to $35 million during the second quarter of 2008.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $39 million during the second quarter of 2009. The Company added FLECTOR® PATCH as a result of its acquisition of Alpharma on December 29, 2008. As previously reported, the wholesale inventory levels of FLECTOR® PATCH exceeded King’s normal level as of the end of the fourth quarter of 2008. During the first quarter, wholesale inventory levels were fully adjusted and therefore net sales in the second quarter more closely reflected actual prescription demand.
Revenues from the Animal Health business were $83 million for the second quarter ended June 30, 2009. The Company added the Animal Health business as a result of its acquisition of Alpharma.
King’s Meridian Auto-Injector business contributed revenue totaling $72 million during the second quarter of 2009, compared to $55 million during the second quarter of 2008.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $15 million during the second quarter of 2009.
Conference Call and Web Cast Information
King management will conduct a conference call at 11:00 am ET today. This call may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. The call will be open to all interested parties and may be accessed by using the following information:
Conference Call Access
Domestic Dial In:     (888) 674-0224
International Dial In:     (201) 604-0502
Interested parties may also listen to the web cast by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the replay number is 888-632-8973 and the replay code is 79482704. The web cast of today’s call will be archived on King’s web site, accessible through the link above, for not less than 14 days.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s expectations regarding the FDA’s review and potential approval of the New Drug Application (“NDA”) related to EMBEDA™; statements relating to the Company’s plan to discuss with the FDA the recent Complete Response Letter related to the ACUROX® NDA; statements pertaining to the regulatory review and approval process related to REMOXY®; statements pertaining to the potential market performance of the Company’s novel opioid medicines in development; statements pertaining to the Company’s expectations for and uses of cash flow from operations for the remainder of 2009; statements pertaining to potential synergies and reductions in selling, general and administrative expenses related to the integration of Alpharma operations; statements pertaining to the continuing applicability of certain previously issued guidance regarding the Company’s anticipated performance; statements pertaining to net sales and wholesale inventory levels of FLECTOR® PATCH; and statements pertaining to King’s planned webcast to discuss its second-quarter 2009 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s products; dependence on King’s ability to successfully market its products; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; dependence on the unpredictability of the duration and results of the FDA’s review of Investigational New Drug applications, NDAs, and Abbreviated New Drug Applications and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on August 6, 2009; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009, which are on file with the U.S. Securities and Exchange

Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$442,192	$940,212
Investments in debt securities	41,064	6,441
Marketable securities	1,419	511
Accounts receivable, net	209,266	245,070
Inventories	224,077	258,303
Deferred income tax assets	125,243	89,513
Income tax receivable	12,357	—
Prepaid expenses and other current assets	120,078	129,214

Total current assets	1,175,696	1,669,264

Property, plant and equipment, net	405,778	417,259
Intangible assets, net	859,521	934,219
Goodwill	416,494	450,548
Deferred income tax assets	248,786	267,749
Investments in debt securities	294,166	353,848
Other assets	90,189	122,826
Assets held for sale	7,900	11,500

Total assets	$3,498,530	$4,227,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,325	$140,908
Accrued expenses	293,950	411,488
Income taxes payable	—	10,448
Short-term debt	5,298	5,230
Current portion of long-term debt	159,410	439,047

Total current liabilities	519,983	1,007,121

Long-term debt	585,065	877,638
Other liabilities	115,019	110,022

Total liabilities	1,220,067	1,994,781

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 248,129,768 and 246,487,232 shares issued and outstanding, respectively	1,403,339	1,389,698
Retained earnings	898,880	871,021
Accumulated other comprehensive loss	(23,756)	(28,287)

Total shareholders’ equity	2,278,463	2,232,432

Total liabilities and shareholders’ equity	$3,498,530	$4,227,213

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES:
Total revenues	$444,988	$396,851	$874,045	$828,884

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation, amortization and impairments shown below	140,034	99,556	269,448	191,017
Excess purchase commitment	—	2,629	—	2,629
Acquisition related inventory step-up	16,059	—	37,584	—

Total cost of revenues	156,093	102,185	307,032	193,646

Selling, general and administrative, exclusive of co-promotion fees	119,434	102,735	256,570	211,776
Special legal and professional fees	—	(825)	—	2,035
Acquisiton related costs	2,944	—	6,733	—
Co-promotion fees	1,197	10,063	2,595	28,020

Total selling, general, and administrative expense	123,575	111,973	265,898	241,831

Depreciation	14,422	10,294	28,621	18,610
Intangible amortization	38,149	21,044	76,327	71,971
Accelerated depreciation	291	651	1,263	1,274
Research and development	21,202	27,912	48,458	56,420
Research and development — milestone payments	—	20,750	—	20,750
Research and development-In-process upon acquisition	—	5,500	—	5,500
Asset impairments	—	39,429	—	39,429
Restructuring charges	1,475	(542)	49,525	517

Total operating costs and expenses	355,207	339,196	777,124	649,948

OPERATING INCOME	89,781	57,655	96,921	178,936
OTHER (EXPENSE) INCOME:
Interest expense	(23,160)	(1,161)	(41,909)	(2,084)
Noncash convertible debt interest expense	(4,432)	(4,130)	(8,786)	(8,187)
Interest income	1,506	9,261	4,294	22,890
Loss on investment	(524)	—	(1,347)	—
Other, net	4,112	(123)	1,333	(827)

Total other (expense) income	(22,498)	3,847	(46,415)	11,792

INCOME BEFORE INCOME TAXES	67,283	61,502	50,506	190,728
Income tax expense	29,348	20,741	23,293	64,411

NET INCOME	$37,935	$40,761	$27,213	$126,317

Basic net income per common share	$0.16	$0.17	$0.11	$0.52

Diluted net income per common share	$0.15	$0.17	$0.11	$0.52

Shares used in basic net income per share	244,693	243,440	244,291	243,365
Shares used in diluted net income per share	247,207	245,029	246,922	244,859

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES:
Total revenues	$444,988	$396,851	$874,045	$828,884

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation shown below	140,034	99,556	269,448	191,017

Selling, general and administrative, exclusive of co-promotion fees	119,434	102,735	256,570	211,776
Co-promotion fees	1,197	10,063	2,595	28,020

Total selling, general, and administrative expense	120,631	112,798	259,165	239,796

Depreciation	14,422	10,294	28,621	18,610
Research and development	21,202	27,912	48,458	56,420
Research and development — milestone payments	—	20,750	—	20,750

Total operating costs and expenses	296,289	271,310	605,692	526,593

OPERATING INCOME	148,699	125,541	268,353	302,291
OTHER (EXPENSE) INCOME:
Interest expense	(23,160)	(1,161)	(41,909)	(2,084)
Interest income	1,506	9,261	4,294	22,890
Other, net	4,112	(123)	1,333	(827)

Total other (expense) income	(17,542)	7,977	(36,282)	19,979

INCOME BEFORE INCOME TAXES	131,157	133,518	232,071	322,270
Income tax expense	51,284	46,671	88,186	111,771

NET INCOME	$79,873	$86,847	$143,885	$210,499

Basic net income per common share	$0.33	$0.36	$0.59	$0.86

Diluted net income per common share	$0.32	$0.35	$0.58	$0.86

Shares used in basic net income per share	244,693	243,440	244,291	243,365
Shares used in diluted net income per share	247,207	245,029	246,922	244,859

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP items to amounts reported under GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Diluted income per common share, as reported under GAAP	$0.15	$0.17	$0.11	$0.52
Effect of non-GAAP items	0.17	0.18	0.47	0.34

Diluted income per common share, excluding non-GAAP items	$0.32	$0.35	$0.58	$0.86

NON-GAAP ITEMS:
Excess purchase commitment (cost of revenues)	—	2,629	—	2,629
Acquisition related inventory step-up (cost of revenues)	16,059	—	37,584	—
Special legal and professional fees (selling, general, and administrative)	—	(825)	—	2,035
Acquisition related costs (selling, general, and administrative)	2,944	—	6,733	—
Intangible amortization (other operating costs and expenses)	38,149	21,044	76,327	71,971
Accelerated depreciation (other operating costs and expenses)	291	651	1,263	1,274
Research and development-In-process upon acquisition (other operating costs and expenses)	—	5,500	—	5,500
Asset impairments (other operating costs and expenses)	—	39,429	—	39,429
Restructuring charges (other operating costs and expenses)	1,475	(542)	49,525	517
Noncash convertible debt interest expense (other income (expense))	4,432	4,130	8,786	8,187
Loss on investment (other income (expense))	524	—	1,347	—

Total non-GAAP items before income taxes	63,874	72,016	181,565	131,542
Income tax benefit from non-GAAP items	(21,936)	(25,930)	(64,893)	(47,360)

Increase (decrease) in net income	$41,938	$46,086	$116,672	$84,182

Effect of non-GAAP items on diluted income per common share	$0.17	$0.18	$0.47	$0.34